Exhibit 10.4

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is entered into as of April 19, 2022, by and between CEN Biotech Inc. (the “Company”) and Ameen Ferris (the “Executive”). The Company and Executive shall collectively be referred to as the “Parties”.

WHEREAS, in connection with the Executive Employment Agreement executed between the Parties, dated April 2, 2021 (the “Employment Agreement”), the Company owes Executive $32,482.19 in accrued salary compensation as of the date of the Executive’s resignation from the Company on April 14, 2022 (the “Effective Date”), (referred to herein as the “Outstanding Amount”);

WHEREAS, the Parties hereby agree that the Employment Agreement shall terminate, and all of the Executive’s rights to compensation, payments and/or benefits under the Employment Agreement shall cease effective as of the Effective Date;

WHEREAS, the Parties desire to enter into this Agreement to amicably settle in good faith the matter of the Outstanding Amount;

WHEREAS, in accordance with the Employment Agreement and in consideration of the Executive’s release of the Company for the Outstanding Amount, as well as a Release (as defined under Section 1) by Executive of the Company, the Company agreed to pay Executive a settlement in the form of Stock Consideration (as defined under Section 2) instead of paying the Outstanding Amount in the form of cash; and

NOW, THEREFORE, for and in consideration of the promises, covenants and release set forth herein, the sufficiency of which consideration is hereby expressly acknowledged, the Company and Executive hereby agree as follows:

1.	Release.

Subject to the issuance of the Stock Consideration to Executive, as defined and set forth in Section 2 herein, Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges (the “Release”) the Company, its parents, subsidiaries, affiliates, successors, and assigns, and its officers, directors, employees, related parties and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Related Parties”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Release, against the Related Parties for any Claims (as defined herein). For purposes of this Release, “Claims” means any rights, causes of action, charges, suits, grievances, damages, penalties, losses, attorneys’ fees, costs, expenses, obligations, agreements, judgments and all other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected relating to (i) claims under any contract relating to compensation for employment; (ii) tort claims, such as for defamation or emotional distress; (iii) claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, sexual orientation, handicap and/or disability, national origin or any other legally protected class; (iv) claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, and similar state statutes and municipal ordinances; (v) claims under the Employee Retirement Income Security Act, federal and state wage payment laws and federal and state wage and hour laws, including laws relating to overtime and vacation; (vi) claims under the Worker Adjustment and Retraining Notification Act of 1988 or similar statutes or regulations of any jurisdiction relating to any plant closing or mass lay-off; (vii) claims under the Family and Medical Leave Act and similar state leave laws; (viii) claims for wrongful discharge; (ix) claims under any other federal, state or municipal employment-related laws; and (x) claims made under or related to any Company compensation or benefit plan; provided, that Claims shall not include any claims that cannot be waived as a matter of law.

2.	Stock Consideration.

a)

In accordance with the Employment Agreement and in consideration of the waiver and release of claims set forth in Section 1 above, and in exchange for executing this Agreement, the Company agrees to issue to Executive 433,096 shares of the Company’s common stock (“Stock Consideration”), in exchange for the Outstanding Amount.

b)

Furthermore, Executive agrees that the Stock Consideration issued pursuant to this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

c)	The Stock Consideration defined herein this Section 2 is hereby accepted by the Executive in full, fair and reasonable satisfaction of the Outstanding Amount.

3.	Representation as to “Investor” Status.

The Executive represents and warrants to, and covenants with, the Company that: the Executive: (A) either (i) is an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”) or (ii) the Executive is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the issuance of the Stock Consideration, including investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to acquire the Stock Consideration; (B) the Executive is acquiring the Stock Consideration set forth herein in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Stock Consideration or any arrangement or understanding with any other persons regarding the distribution of such Stock Consideration; (C) the Executive will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Stock Consideration except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (D) the Executive has, in connection with its decision to purchase the Stock Consideration set forth herein, relied only upon the representations and warranties of the Company contained herein. Subject to Section 4 herein this Agreement, the Executive understands that the issuance of Stock Consideration has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Executive’s representations and intent as expressed herein.

4.	Securities Not Registered.

a)

The Executive understands that the Stock Consideration issuable upon execution of this Agreement has not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Executive unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Executive understands that the exemptions from registration afforded by Rule 144 promulgated under the Securities Act (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Executive has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Company, and to review any other relevant documents and records concerning the business of the Company, and the terms and conditions of Stock Consideration. The Executive understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Company.

b)

The Executive understands that the certificates or other instruments representing the securities included in the Stock Consideration (the “Securities”), shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

c)

The Executive has full power and authority to make the representations referred to herein, to acquire the Stock Consideration and to execute this Agreement. The Executive acknowledges that they have read this Agreement and understands it and that they have executed this Agreement by their own free will for the purposes and considerations set forth herein, acting upon the advice of counsel of their choice.

d)

The Executive understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance of the Stock Consideration under the federal and state securities laws and for other purposes.

5.	Binding Effect.

This Agreement is intended to be a legally enforceable contract and shall become binding and enforceable upon its execution. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall inure to the benefit of and be binding upon the Parties and their heirs, administrators, legal representatives, successors and assigns.

6.	Entire Agreement.

This Agreement embodies the entire Agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matters addressed herein. No variation, modification or alteration of the terms hereof shall be binding upon either party hereto unless set forth in writing and executed by the Parties hereto.

7.	Counterparts.

This Agreement may be executed in several counterparts, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement.

8.	Headings.

The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

9.	Recitals.

The recitals contained herein are true and correct. The representations and covenants contained herein survive the execution of this Agreement.

10.	Advice of Counsel.

Each party represents and warrants that it has retained or has been given the opportunity to retain independent legal counsel with respect to this Agreement and the advisability of executing this Agreement. Each party has not relied in any way upon representations, statements, or other information provided by the other party in connection with the Agreement or the advisability of executing this Agreement except as set forth herein.

11.	No Reliance on Other Representations.

Except for the written warranties, representations, covenants, terms and conditions specifically set forth herein, in executing this Agreement, no party has received nor relied upon any oral or written representation, statement or communication of any other party or party representative regarding any past or present fact, circumstance, condition, state of affairs, legal effect, or promise of future action, including, but not limited to: (i) the subject matter or effect of this Agreement; and/or (ii) any other facts or issues which might be deemed material to the decision to enter into this Agreement, other than as specifically set forth in this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CEN BIOTECH INC.

By:	/s/ Brian Payne
Name:	Brian Payne
Title:	Chief Executive Officer

AMEEN FERRIS

By:	/s/ Ameen Ferris